UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 8, 2013, Grandparents.com, Inc. (the “Company”) and Starr Indemnity & Liability Company (“Starr”), a wholly owned subsidiary of Starr International Company, Inc., entered into a Strategic Alliance Agreement (the “Agreement”) under which Starr agreed to provide certain services to the Company, including developing strategic business and investment relationships for the Company and providing business consulting services to the Company. In addition, the Agreement provides that the Company and Starr will explore the opportunity for forming a joint insurance carrier to underwrite certain niche insurance products for sale to grandparents, boomers and seniors.

The Agreement provides that such services will be performed by Mr. Maurice “Hank” Greenberg, Chairman of Starr International Company, Inc., and other senior members of Starr’s management team and will include: (i) assisting the Company in negotiating favorable agreements with insurance carriers; (ii) designing insurance products to be tested for marketing by the Company to the age 50+ demographic in the U.S.; (iii) providing overview and consultation with respect to the management and finances of the Company; and (iv) assisting in developing a comprehensive business plan for the Company. In exchange for the services, the Company agreed to pay Starr a monthly fee of $80,000 during the term of the Agreement, which commences on March 1, 2013, as well as commissions to be agreed upon by the Company and Starr for Starr’s arranging agreements with insurance companies.

The initial term of the Agreement extends until February 28, 2014 and will automatically renew for subsequent one-year periods each year thereafter unless either party terminates the Agreement prior to the expiration of the then-current term. The Agreement provides that either party may terminate the Agreement, at any time, upon a material breach or non-performance by the other party by providing thirty (30) days’ prior written notice to the other party, subject to the other party’s right to cure such breach or non-performance within sixty (60) days. The Agreement also contains customary representations and warranties of the Company and Starr as well as mutual confidentiality requirements and indemnification obligations upon the occurrence of certain events.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Strategic Alliance Agreement with Starr Indemnity & Liability Company dated January 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer